DRAFT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2005 (July 11, 2005)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant
SIGNATURES

Item 4.01 Changes in Registrant’s Certifying Accountant

     On July 11, 2005, the Audit Committee of the Board of Directors of Healthcare Realty Trust Incorporated (the “Company”) engaged BDO Seidman, LLP as the Company’s independent registered public accounting firm. As part of its engagement, BDO Seidman, LLP will audit the Company’s financial statements for the year ended December 31, 2004. In addition, the Company engaged BDO Seidman, LLP to re-audit the Company’s financial statements for the years 2002 and 2003, which were originally audited by Ernst & Young LLP, because the Company’s audit committee chairman is a former partner with Ernst & Young LLP. Consequently, Ernst & Young LLP is unable to act as the Company’s independent registered public accounting firm.

     The Company did not consult BDO Seidman, LLP prior to its engagement regarding the application of accounting matters or principles, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events of the type set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     Prior to the engagement of BDO Seidman, LLP, the Company authorized Ernst & Young LLP and KPMG LLP to discuss with BDO Seidman, LLP any and all matters relating to the independent auditor relationships between the Company and Ernst & Young LLP and KPMG LLP and to respond fully to their inquiries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Senior Vice President and Chief Financial Officer

Date: July 11, 2005